Exhibit 99.1

NYSE American: UEC

Uranium Energy Corp Increases Total Resources in Arizona with the Filing of a S-K 1300 Technical Report Summary for its Workman Creek Project in Arizona

Combined with its Anderson Project, UEC now controls more than 32 million pounds of measured and indicated resources and about 4.5 million pounds of Inferred resources in Arizona

Corpus Christi, TX, March 16, 2023 - Uranium Energy Corp (NYSE American: UEC, the “Company” or “UEC”) is pleased to announce that it has filed a Technical Report Summary (“TRS”) on EDGAR disclosing mineral resources for the Company’s Workman Creek Project in Arizona (the “Project”).

Background:

●	As a U.S. domestic and domiciled company, UEC is now reporting all mineral resources in accordance with Item 1302 of Regulation S-K (“S-K 1300”);

●

S-K 1300 was adopted by the Securities and Exchange Commission (“SEC”) to modernize mineral property disclosure requirements for mining registrants and to align U.S. disclosure requirements more closely for mineral properties with current industry and global regulatory standards;

●	The mineral resource estimates set forth in this TRS have not previously been reported under the S-K 1300 format; and

●

Total disclosed Inferred resources for the Workman Creek Project is stated at 4,459,000 lbs. eU3O8 with 1,981,000 tons grading 0.113% eU3O8. Drill data from 446 drill holes was used in the current mineral resource estimate.

Amir Adnani, President and CEO stated: “We are pleased with this update of the Company’s former NI-43 101 resources into fully compliant S-K 1300 resources for our Workman Creek Project. America’s uranium resources are becoming increasingly important for utility and government buyers looking for reliable supplies from stable U.S. jurisdictions. Combined with our Anderson Project, UEC now controls more than 32 million pounds of measured and indicated resources and about 4.5 million pounds of Inferred resources in Arizona, a mining friendly state and home to the Palo Verde Nuclear Plant, the largest power producer in the U.S. The Workman Creek and Anderson Projects provide UEC’s project pipeline with additional supply assurance for the longer-term requirements of utilities and the Federal government needs for U.S. unobligated uranium supply.”

The TRS was prepared under S-K 1300 and was filed on March 14, 2023 with the SEC through EDGAR on Form 8-K and is also available on SEDAR as a “Material Document” filed on March 14, 2023. The TRS was prepared on behalf of the Company by Douglas L. Beahm, P.E., P.G., Principal Engineer, and Carl Warren, P.E., P.G., Project Engineer, of BRS Engineering, and by Clyde L. Yancey, P.G., consulting geologist.

About the Workman Creek Project

The Workman Creek Project is located in Gila County, central Arizona, approximately 70 miles northeast of Phoenix and about 31 miles northwest of Globe, an historic mining center. The Project is located within the Tonto National Forest on either side of Workman Creek, approximately 3,000 ft east of State highway #288. The Project is located within portions of townships 5N, 6N and 7N; range 14E, Gila-Salt River Meridian.

The Workman Creek Project consists of three claim blocks, the main contiguous claim block along Workman Creek and two non-contiguous claim blocks (Pendleton and Oak Creek), totaling 198 unpatented mining claims comprising approximately 3,871 acres.

The Project and the surrounding area of the Sierra Ancha region are underlain by igneous and sedimentary rocks of Precambrian age. The sedimentary rocks are nearly flat-lying except for minor undulations near regional-scale monoclines. The Dripping Spring Quartzite is the host rock for uranium mineralization throughout the Sierra Ancha Region.

Uranium mineralization in the Dripping Spring Quartzite consists of low-grade disseminations and concentrations in fine-grained strata and along bedding planes and higher-grade layers and veinlets. The area was previously partially mined. The Sierra Ancha region is host to 18 historic uranium mines which were in operation between 1953 and 1960. During that period, over 122,000 pounds of U3O8 concentrate was produced with an average grade of 0.20% U3O8.

Within the Project area, drill data from 446 drillholes was used in the current mineral resource estimate, including hole location and ore grade data. The Company has not completed any drilling on the Project.

Mineral Resources

The mineral resource estimation described in the TRS utilizes geological interpretation methodologies, which have been employed by the authors for similar projects. The primary method utilized in estimating the uranium mineral resources is the Grade x Thickness (“GT”) contour method. Although the Dripping Spring Quartzite is a metamorphosed sedimentary body, its tabular mineralization style bounded macroscopically by stratigraphy makes it amenable to the GT contouring method. The resource estimate was generated using drillhole sample results and the interpretation of a geologic model that relates and constrains the spatial distribution of eU3O8 Mineral resources were estimated separately for each resource zone. First, the total contained mineralized material was estimated. Then, reasonable prospects for economic extraction were applied as described in the TRS. The results of the estimation of inferred mineral resources for the Project are reported in the following table.

Workman Creek Project Inferred Mineral Resources

Mineral Resource Estimates (0.3% Sum GT Cutoff)	Tons (millions)	Average Sum Thickness (ft)	Average Grade (%eU3O8)	Pounds eU3O8 (millions)
North Resource Zone
Inferred Mineral Resource	1.079	10.9	0.091	1.954
South Resource Zone
Inferred Mineral Resource	.902	8.9	0.139	2.505
ALL ZONES GRAND TOTALS
Inferred Mineral Resource	1.981	9.9	0.113	4.459
Notes:
1. Mineral resources are not mineral reserves and do not have demonstrated economic viability.
2. Economic factors have been applied to the estimates in consideration of reasonable prospects for economic extraction. 3. Totals may not sum due to rounding.

The technical information in this news release has been reviewed by each of Douglas L. Beahm, P.E., P.G., Principal Engineer, of BRS Engineering, and Clyde L. Yancey, P.G., consulting geologist, being Qualified Persons under Item 1302 of Regulation S-K.

About Uranium Energy Corp

Uranium Energy Corp is the fastest growing supplier of the fuel for green energy transition to a low carbon future. UEC is the largest, diversified North American focused uranium company, advancing the next generation of low-cost, environmentally friendly In-Situ Recovery (ISR) mining uranium projects in the United States and high-grade conventional projects in Canada. The Company has two production-ready ISR hub and spoke platforms in South Texas and Wyoming, anchored by fully licensed and operational central processing plants. UEC also has seven U.S. ISR uranium projects with all their major permits in place. Additionally, the Company has diversified uranium holdings including: (1) one of the largest physical uranium portfolios of U.S. warehoused U3O8; (2) a major equity stake in Uranium Royalty Corp., the only royalty company in the sector; and (3) a pipeline of resource stage uranium projects. The Company's operations are managed by professionals with decades of hands-on experience in the key facets of uranium exploration, development and mining.

For additional information, please contact:

Uranium Energy Corp Investor Relations
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Twitter: @UraniumEnergy

Stock Exchange Information:
NYSE American: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian securities laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities.